Exhibit 10.6

TECHNOLOGY TRANSFER AGREEMENT

THIS AGREEMENT made as of the 22nd day of April, 2015.

BETWEEN:

GRANT YOUNG, having an address for delivery and service located at 6438 Rosebery, West Vancouver, BC V7W 2C6

(the “Consultant”);

OF THE FIRST PART

AND:

PROTOKINETIX, INC. a Nevada company having its address for notices hereunder at c/o 9176 South Pleasant Highway, St. Marys, West Virginia, USA  26170

(the “Company”);

OF THE SECOND PART

(the Consultant and the Company being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WITNESSES THAT WHEREAS:

A.    The Company is a bio-technology company in the business of developing anti-aging glycoproteins (“AAGP”) for the purpose of enhancing cell survival and health in various applications including transplant procedures, engraftment of tissue and cell preservation;

B.     The Consultant has managed and guided the development of the AAGP molecule for a number of years without compensation while the Company was in difficulty;

C.  The Consultant is a co-patent owner with Dr. Shapiro (the “Shapiro Rights”)  of the University of Alberta of patent rights (“Patents” or “Patent Rights”) by US provisional patent application no. 62/007,626 related to use of anti-aging glycopeptides to enhance beta cell health, survival and improve transplant outcomes.  The Company has acquired the Shapiro rights with the assistance of the Consultant.    The Consultant had agreed to assign the Consultant’s Patent Rights upon acquisition of the Shapiro Rights;

NOW THEREFORE, in consideration of the premises and the sum of US$10.00 now paid by the Company (the receipt and sufficiency of which is hereby acknowledged by each of them) and in consideration of the mutual covenants and obligations herein set forth, the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS

1.01  In this Agreement, unless a contrary intention appears, the following shall have the meanings assigned to them:

(a)	“Company Warrants” has the meaning set forth in section 2.02 below;

(b)	“Improvements” has the meaning set forth in section 4.01 below;

(c)	“Patents” means any and all patents, patent applications and patents pending relating in any way to US provisional patent application no. 62/007,626;

(d)	“Purchase Price” has the meaning set forth in section 2.02 below;

(e)	“Shapiro Rights” has the meaning set forth in preamble C above;

(f)	“Technology” means collectively the Patents and any and all trade secrets, proprietary information, documentation, technical data and materials, knowledge, know-how and techniques relating to the Patents and their subject matter.

ARTICLE 2
SALE AND PURCHASE OF TECHNOLOGY

2.01  In consideration of the Purchase Price (as defined below)  the Consultant hereby transfers and assigns to the Company 100%, constituting the entirety, of the legal, beneficial and registered title to all of the Consultant’s legal and beneficial interest in the Technology (including any developments, improvements, or derivatives thereof) and acknowledges and confirms that 100% of the legal and beneficial right, title and interest in and to the Consultant’s interest in the Technology is vested in and belongs to the Company free and clear of all liens, charges, encumbrances, interests of any party or parties or any adverse claims whatsoever.

2.02  The purchase price (“Purchase Price”) is the sum of $10,000 US and the total aggregate of six million (6,000,000) five year (terminating April 22, 2020) Company common share purchase warrants (“Company Warrants”), exercisable at a price of ten cents ($0.10) US issuable within ten (10) days (subject to regulatory delays) of demand of the Consultant. The Consultant shall promptly effect all such documents and provide all such assistances to the Company to effect such assignment and warrant issuance as the Company may reasonably request.

ARTICLE 3
PROPERTY RIGHTS

3.01  Upon issuance of the Company Warrants sole and exclusive 100% legal and beneficial right, title and interest in and to the Technology is fully assigned and vested in the Company without any requirement for any further documentation confirming vesting, and the Consultant delivers possession of the Technology free and clear of all liens, charges, encumbrances and adverse claims whatsoever herewith or immediately on demand as to any part not delivered at closing hereof.  In addition the Consultant agrees to execute and deliver to the Company the form of patent universal assignment attached hereto as Exhibit “A” on delivery of the Company Warrants.

3.02  The Consultant will, forthwith upon receipt of a written request from the Company and at the Company’s cost and expense, do such further and other things, enter into such further and other agreements and execute and deliver to the Company such further and other documents and instruments as the Company may reasonably require to vest title to the Technology in the Company or to record the assignment of the Technology with any regulators and to better ensure to the Company the use, enjoyment and protection of the Technology.

ARTICLE 4
IMPROVEMENTS

4.01  If, whether with the Company’s approval or incidentally or otherwise, the Consultant (or any agent) discovers or develops any improvements, updates or modifications (collectively “Improvements”) relating to the Technology then the Consultant shall promptly disclose such to the Company and he agrees and acknowledges that such shall be developed in trust and accordingly any such Improvements are the trust property of the Company and the Company shall be exclusively entitled to such Improvements and shall have legal and beneficial title thereto.  The Company shall reimburse the Consultant his disbursements (and any agreed additional costs or charges) where the activities have been approved by the Company but in such circumstances as the Company may not have approved then the Company shall be under no obligation to reimburse except only to the extent that the Company, at its sole and unfettered discretion, determines to reimburse any expenses.

ARTICLE 5
ROYALTIES

5.01  The Consultant warrants that there are no royalties to the Consultant or any third parties affecting the interests of the Consultant in the Technology.

ARTICLE 6
PUBLICATION AND CONFIDENTIALITY

6.01  The Consultant acknowledges and agrees that he will treat all non-public aspects of the Technology as confidential and that he will not disclose or communicate or cause to be disclosed or communicated non-public aspects of the Technology to any person except as consented to in writing in advance by the Company.

ARTICLE 7
WARRANTIES

7.01  The Company represents and warrants to the Consultant, with the intent that the Consultant shall rely thereupon in entering into this Agreement, that:

(a)	the Company is duly incorporated and validly subsisting under the laws of Nevada and has the corporate power and capacity to enter into this Agreement;

(b)	the Company has the legal right and authority to enter into this Agreement, and this Agreement has been approved by requisite corporate procedures;

(c)	the entering into and performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the constating documents of the Company, any shareholders’ or directors’ resolution, or of any indenture or other agreement, written or oral to which the Company may be a party or be bound or to which they may be subject or any judgement, decree, order, rule or regulation or any court or administrative body by which The Company is bound;

(d)	this agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

7.02  The Consultant represents and warrants to the Company, with the intent that the Company shall rely thereupon in entering into this Agreement, that:

(a)	the Consultant has the legal right and authority to enter into this Agreement;

(b)	the entering into and performance of his Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of any other agreement to which the Consultant is bound or to which the Consultant may be subject or any judgement, decree, order, rule or regulation or any court or administrative body by which the Consultant is bound;

(c)	this agreement has been duly executed and delivered by the Consultant and constitutes a legal, valid and binding obligation of the Consultant enforceable against the Consultant in accordance with its terms;

(d)	the Consultant is the legal and beneficial owner of all right, title and interest in and to the Consultant’s interest in the Technology free and clear of all mortgages, charges, liens and adverse claims whatsoever, and the Technology is not in the public domain;

(e)	to the best of the knowledge, information and belief of the Consultant, there are no lawful grounds for invalidating the Patent;

(f)	the Patent claims are fully and adequately described in all patent applications;

(g)	The Consultant has not granted or agreed to grant any license or entered into any other agreement whereby the Consultant is obliged to give any other person any rights to commercially exploit the Technology; and

(h)	there are no claims or actions outstanding or pending against the Consultant which would impair its ability to sell and transfer the Technology to the Company.

7.03  If any party to this Agreement becomes aware of any threatened or actual infringement of the Patent it will promptly give notice to the other party.

7.04  In the event of an alleged infringement of the Patent or any right respecting the Technology, the Company shall have the right to prosecute litigation designed to enjoin infringers of the Technology and the Consultant agrees to co-operate in respect of any such suits at the cost and expense of the Company.

ARTICLE 8
GOVERNING LAW

8.01  This Agreement shall be governed by and construed in accordance with the laws of the British Columbia and the parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of the British Columbia.

ARTICLE 9
ENUREMENT

9.01  This Agreement shall enure to the benefit of and be binding upon the parties, and their respective successors and permitted assigns.

ARTICLE 10
NOTICES

10.01    All payments, reports and notices or other documents that any of the parties hereto are required or may desire to deliver to any other party hereto may be delivered only be personal delivery or by registered or certified mail, all postage and other charges prepaid, at the address for such party set forth on the first page of this Agreement or at such other address as any party may hereinafter designate in writing to the others.  Any notice personally delivered or sent by telecopy or e-mail shall be deemed to have been given or received the second business day after the time of delivery.  Any notice mailed as aforesaid shall be deemed to have been received on the expiration of five days after it is posted, provided that if there shall be at the time of mailing or between the time of mailing and the actual receipt of the notice a mail strike, slow down or labour dispute which might affect the delivery of the notice by the mails, then the notice shall only be effected if actually received.

ARTICLE 11
LEGAL ADVICE

11.01    The parties hereto acknowledge that they have each sought and obtained independent legal advice, and that each of them is responsible for his or its own legal expenses in connection with the subject matter of this Agreement.

ARTICLE 12
GENERAL

12.01  No party hereto shall be held responsible for damages caused by delay or failure when such delay or failure is due to circumstances beyond its control which cannot reasonably be forecast or provided against, including without limitation war, warlike operations or hostilities, fires floods, earthquakes, acts of God, strikes, lockouts or inability to obtain labour or material on time, or difficulties associated with the implementation of the Technology; and it is further understood that each party shall give the other written notice of the occurrence of any of the described events and make every reasonable effort to resume performance required by this Agreement.

12.02  This Agreement sets forth the entire agreement between the parties and supersedes all other oral and written representations, warranties, and agreements, and no amendments to this Agreement shall be binding unless executed in writing by the parties hereto.

12.03  This Agreement may be executed in counterparts and delivered by facsimile, and each counterpart shall be deemed an original and all together shall constitute one document.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.

)
PROTOKINETIX INC.	)
By its authorized signatory:	)
)
/s/ Peter Jensen	)
Authorized Signatory	)

SIGNED, SEALED and DELIVERED by	)
GRANT YOUNG	)
)
)
)
/s/ Grant Young	)
GRANT YOUNG- Signature	)
)

Exhibit “A”

P2628US00

UNIVERSAL ASSIGNMENT

WHEREAS I, Lachlan Grant Young, whose full address is:
6438 Rosebery Avenue, West Vancouver B.C. V7W 2C6 Canada ;

have invented certain new and useful improvements in an invention entitled "USE OF ANTIAGING GLYCOPEPTIDES TO ENHANCE BETA CELL HEALTH, SURVIVAL AND IMPROVE TRANSPLANT OUTCOME" for which a patent application(s) was / were filed as listed on Schedule A attached hereto.

AND WHEREAS, Protokinetix Inc., a Nevada corporation,  of c/o 9176 South Pleasants Highway, St. Marys, WV  26170

has acquired from me the whole right, title and interest for the United States of America, Canada and all other countries in and to the said invention and in and to any Letters Patent that may be obtained therefore, and in and to said application(s).

NOW THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of all of which is hereby acknowledged,

I, Lachlan Grant Young, by these presents confirm that I have sold, assigned and transferred and do hereby sell, assign and transfer unto the said ProtoKinetix Incorporated, the full and exclusive right to the said invention in the United States of America, Canada and all other countries and the entire right, title and interest in and to any and all Letters Patent which may be granted therefore, and the entire right, title and interest in and to said application(s), and in and to any divisions, continuations, continuations–in–part and extensions of said application(s), together with the right to claim the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property based on said patent application(s), the right to take any legal action concerning the rights granted by any such patents or patent applications including the right to sue for any past or previous infringements.

I agree that I will without further consideration do all such things and execute all such documents as may be necessary or desirable to obtain and maintain patents for said invention and for additions and modifications thereto in any and all countries, and to vest title thereto in said assignee, its successors, assigns and legal representatives or nominees.

I hereby authorize and request the Commissioner of Patents and Trademarks to issue said Letters Patent to said ProtoKinetix Incorporated, the assignee of the entire right, title and interest in and to the same, for its sole use and benefit, and for the use and benefit of its successors and assigns, to the full end of the term for which Letters Patent may be granted as fully and entirely as the same would have been held by me had this assignment and sale not been made.

The undersigned hereby grants the firm of Benoît & Côté Inc. whose address is 1550, Metcalfe Street, Suite 800, Montreal, Quebec, Canada H3A 1X6, the power to insert on this assignment any further identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office or other Patent Offices in the world.

This assignment supersedes any previous assignments.

Le soussigné désire que la présente cession soit en anglais. The undersigned requests that the present assignment be in English.

SIGNED this 24th day of April, 2015, at

West Vancouver, BC
(City, Country)

/s/ L. Grant Young
Lachlan Grant Young

Peter Jensen        /s/ Peter Jensen
Name of Witness    Signature of Witness
[without legal advice]

SCHEDULE A

Country Serial Number Filing Date

United States 62/007,626 June 4, 2014